Exhibit 3.17

LIMITED LIABILITY COMPANY AGREEMENT

OF

CDM ENVIRONMENTAL & TECHNICAL SERVICES LLC

(a Delaware Limited Liability Company)

This Limited Liability Company Agreement (the “Agreement”) of CDM Environmental & Technical Services LLC, a Delaware limited liability company (the “Company”), is dated as of April 14, 2016, and is entered into by ETC Compression, LLC, a Delaware limited liability company, as the sole member of the Company (the “Member”).

WITNESSETH:

WHEREAS, the Member desires to enter into this Limited Liability Company Agreement to set forth the Member’s rights and obligations and other matters with respect to the Company; and

NOW, THEREFORE, in consideration of the promises and the covenants and provisions hereinafter contained, the Member hereby adopts the following:

ARTICLE I
ORGANIZATIONAL AND OTHER MATTERS

Section 1.1                                   Organization; Admission. The Company was formed as a limited liability company pursuant to the Delaware Limited Liability Company Act (the “DLLCA”) by filing a Certificate of Formation (the “Certificate”) with the Secretary of State of the State of Delaware on April 13, 2016. The sole member of the Company is ETC Compression, LLC.

Section 1.2                                   Name. The name of the Company is CDM Environmental & Technical Services LLC, and the business of the Company is conducted under such name. The Member or the Board (as set forth in Sections 5.1 and 5.2) may, in its sole discretion, change the name of the Company from time to time. In any such event, the Member or the Board shall promptly file or cause to be filed in the office of the Secretary of State of the State of Delaware an amendment to the Certificate reflecting such change of name.

Section 1.3                                   Limited Liability. Except as otherwise provided by the DLLCA, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and the Member shall not be obligated personally for any of such debts, obligations or liabilities solely by reason of being a member.

Section 1.4                                   Registered Office and Agent. The address of the Company’s registered office (required by Section 18-104 of the DLLCA to be maintained in the State of Delaware) shall be the Corporation Service Company, 2711 Centerville Suite 400, Wilmington, Delaware 19808 and the name of the Company’s registered agent at such address is the Corporation Service Company. The Company’s principal place of business shall be 8111 Westchester Drive, Suite 600 Dallas, Texas 75225. The Member or the Board may change such registered office, registered agent or principal place of business from time to time. The Company may from time to time have such other place or places of business within or without the State of Delaware as may be determined by the Member or the Board.

Section 1.5                                   Fiscal Year. The fiscal year of the Company shall end on December 31 of each calendar year unless, for United States federal income tax purposes, another fiscal year is required. The Company shall have the same fiscal year for United States federal income tax purposes and for accounting purposes.

Section 1.6                                   No State-Law Partnership. The Company shall not be a partnership or a joint venture for any reason other than for United States federal income and state tax purposes, and no provision of this Agreement shall be construed otherwise.

ARTICLE II
PURPOSE AND POWERS

Section 2.1                                   Purpose of the Company. The purpose of the Company shall be to engage or participate in any lawful business or activity in which a limited liability company formed in the State of Delaware may engage or participate.

Section 2.2                                   Powers of the Company. The Company shall have the power to do any and all acts reasonably necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purpose and business described herein and for the protection and benefit of the Company.

ARTICLE III
CONTRIBUTIONS

Any investment in the Company will be made 100% by the Member. Notwithstanding anything in this Agreement to the contrary, no capital called by the Company (or by the Member or the Board) shall be deemed an asset of or contribution to the Company unless and until such capital is released from custodial or escrow accounts by the Member or the Board and is (a) invested by and for the account of the Company in stock or other securities that the Member or the Board designates as Company portfolio assets or (b) used for Company expenses or other purposes that the Member or the Board expressly authorizes.

ARTICLE IV
DISTRIBUTIONS

The Member or the Board shall decide whether and in what amounts the proceeds received by the Company shall be distributed to the Member.

ARTICLE V
MANAGEMENT OF THE COMPANY

Section 5.1                                   Member-Managed. The management of the business and affairs of the Company shall be reserved to the Member, which shall have the power to do any and all acts necessary or convenient for the furtherance of the purpose of the Company described in this

Agreement, including all powers, statutory or otherwise, possessed by members of a limited liability company under the DLLCA.

Section 5.2                                   Management Delegation to the Board. The Member may delegate any and all management powers granted to it under Section 5.1 to a Board of Directors of the Company (the “Board”; individual members of the Board shall be referred to as “Directors”). If no Board exists, management of the Company will be governed by Section 5.1.

(a)                                 Power and Authority. Subject to the rights and powers provided for in this Agreement, the Board shall have the sole right to manage the business and affairs of the Company and shall have all power and rights necessary, appropriate or advisable to effectuate and carry out the purposes and business of the Company, except that the Board shall not have the power or authority to amend the Certificate or this Agreement, adopt an agreement of merger or consolidation, approve any sale, lease or exchange of all or substantially all of the Company’s property and assets, approve any dissolution or winding up of the Company or a revocation of a dissolution of the Company, or the power or authority to declare a distribution or to authorize the issuance of any membership or other equity interest in the Company.

(b)                                 Number of Directors. The number of Directors constituting the entire Board shall be fixed from time to time by the Member or by the vote of a majority of the entire Board.

(c)                                  Appointment and Removal of Directors. Any Director so appointed by the Member shall serve in the capacity so appointed until (i) removed with or without cause by the Member, (ii) such Director’s successor shall be duly elected and appointed by the Member or (iii) such Director’s death, disability or resignation.

(d)                                 Vacancies; Increases in the Number of Directors. Vacancies and newly created Board positions resulting from any increase in the authorized number of Directors constituting the entire Board may be filled by a majority of the Directors then in office, although less than a quorum, or a sole remaining Director; and any Director so chosen shall hold office until (i) removed with or without cause by the Member, (ii) such Director’s successor shall be duly elected and appointed by the Member or (iii) such Director’s death, disability or resignation.

(e)                                  Quorum. A majority of the total number of Directors shall constitute a quorum for the transaction of business of the Board. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be adjourned without further notice.

(f)                                   Action by Vote. Except as may otherwise be provided by law or this Agreement, when a quorum is present at any meeting, the vote of a majority of the Directors present shall be the act of the Board.

(g)                                  Place of Meetings; Order of Business. The Board may hold its meetings and may have an office and keep the books of the Company, except as otherwise provided by law, in such place or places, within or without the State of Delaware, as the Board may from time to time determine by resolution. At all meetings of the Board business shall be transacted in such order as shall from time to time be determined by the Chairman of the Board (if any), or in his absence by the President, or by resolution of the Board.

(h)                                 Special Meetings. Special meetings of the Board may be called by the Chairman of the Board (if any), the President or, on the written request of any two Directors, by the Secretary.

(i)                                     Notice. It shall be reasonable and sufficient notice to a Director to send notice by overnight courier at least 48 hours or by facsimile or e-mail at least 24 hours before the meeting addressed to the Director at his, her or its usual or last known business or residence address or to give notice to him in person by telephone at least 24 hours before the meeting. Notice of a meeting need not be given to any Director if a written waiver of notice is executed by him before or after the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him, her or it. Neither notice of a meeting nor a waiver of a notice need specify the purpose of the meeting.

(j)                                    Participation in Meetings by Conference Telephone. Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other or by any other means permitted by law. Such participation shall constitute presence in person at such meeting.

(k)                                 Action without a Meeting. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all the Directors consent thereto in writing or by facsimile, e-mail, scanned image or any other means of electronic transmission, any and all of which will be deemed written and signed. Such consent shall be treated for all purposes as the act of the Board.

(l)                                     Compensation. The Board shall have the authority to fix the compensation of Directors.

(m)                             Director Standard of Care; Liability. A Director shall perform his, her or its duties in good faith and in a manner such Director reasonably believes to be in the best interests of the Company. A Director shall not have any liability by reason of being or having been a Director.

(n)                                 Interested Directors. No contract or transaction between the Company and one or more of its Directors or the Member, or between the Company and any other corporation, partnership, association, or other organization in which one or more of the Company’s Directors or the Member are directors or members or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or Member is present at or participates in the meeting of the Board which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if:

(i)                                     the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Board, and the Board in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum;

(ii)                                  the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Member entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the Member; or

(iii)                               the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified, by the Board or the Member.

(o)                                 Execution and Delivery of Instruments. The Board shall have the full power to execute and deliver, for and on behalf of the Company, any and all documents and instruments which may be necessary or desirable to carry on the business of the Company, including, without limitation, any and all deeds, contracts, leases, mortgages, deeds of trust, promissory notes, security agreements and financing statements pertaining to the Company’s assets or obligations, and to authorize the confession of judgment against the Company, and no other signature shall be required for any such instrument or document to bind the Company.

(p)                                 Certificate of Director. Any third person dealing with the Company or any Member may rely upon a certificate signed by a Director as to (i) the identity of the Member, (ii) acts by the Member, (iii) any act or failure to act by the Company or (iv) any other matter involving the Company or any Member.

Section 5.3                                   Committees of the Board. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, including, if they shall so determine, an executive committee, each such committee to consist of one or more of the members of the Board.

(a)                                 Powers. Any such designated committee shall have and may exercise such of the powers and authority of the Board in the management of the business and affairs of the Company as may be provided in such resolution. Any such designated committee may authorize the seal of the Company (if any) to be affixed to all papers which may require it. In addition to the above, such committee or committees shall have such other powers and limitations of authority as may be determined from time to time by resolution adopted by the Board.

(b)                                 Procedure; Meetings; Quorum. Any committee designated pursuant to Section 5.3(a) shall choose its own chairman, shall keep regular minutes of its proceedings and report the same to the Board when requested, shall fix its own rules or procedures, and shall meet at such times and at such place or places as may be provided by such rules, or by resolution of such committee or resolution of the Board. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution.

(c)                                  Substitution of Members. The Board may designate one or more members of the Board as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of the absent or disqualified member.

Section 5.4                                   Officers.

(a)                                 Authority to Appoint. The Member or the Board may appoint, and remove with or without cause, such officers of the Company as the Member or the Board from time to time may determine, in its sole and absolute discretion to manage and control the business and affairs of the Company. Such officers need not be a Member, and shall have such duties, powers, responsibilities and authority as from time to time may be authorized by the Member or the Board.

(b)                                 Term. Subject to any express term of any written agreement between the Company and any officer approved by the Member or the Board in writing, any officer so appointed by the Member or the Board shall serve in the capacity so appointed until (i) removed with or without cause by the Member or the Board, (ii) such officer’s successor shall be duly elected and appointed by the Member or the Board or (iii) such officer’s death, disability or resignation.

(c)                                  Titles. To the extent appointed by the Member or the Board, the officers of the Company may be a President, a Chairman of the Board, a Secretary, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), a Treasurer and such other officers as the Member or the Board may from time to time elect or appoint. Any number of offices may be held by the same person.

(d)                                 Salaries. Subject to any express terms of any written agreement between the Company and any officer approved by the Member or the Board in writing, the salaries or other compensation of the officers and agents of the Company shall be fixed from time to time by the Member or the Board.

(e)                                  Vacancies. Any vacancy occurring in any office of the Company may be filled by the Member or the Board.

(f)                                   Powers and Duties of the Chief Executive Officer. The President shall be the Chief Executive Officer of the Company unless the Member or the Board designates the Chairman of the Board as Chief Executive Officer. Subject to the control of the Member or the Board, the Chief Executive Officer shall have general executive charge, management and control of the properties, business and operations of the Company with all such powers as may be reasonably incident to such responsibilities; he may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Company and may sign all certificates for membership interests of the Company; and shall have such other powers and duties as from time to time may be designated in this Agreement or assigned to him by the Member or the Board.

(g)                                  Powers and Duties of the Chairman of the Board. The Chairman of the Board shall be a member of the Board and shall preside at all meetings of the Board; and he shall have such other powers and duties as from time to time may be designated in this Agreement or assigned to him by the Board.

(h)                                 Powers and Duties of the President. Unless the Member or the Board otherwise determines, the President shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Company; and, unless the Member or the Board otherwise determines, he shall, in the absence of the Chairman of the Board or if there be no Chairman of the Board, preside at all meetings of the Board; and, he shall have such other powers and duties as from time to time may be designated in this Agreement or assigned to him by the Member or the Board.

(i)                                     Vice Presidents. In the absence of the President, or in the event of his inability or refusal to act, a Vice President designated by the Member or the Board shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. In the absence of a designation by the Member or the Board of a Vice President to perform the duties of the President, or in the event of his absence or inability or refusal to act, the Vice President who is present and who is senior in terms of time as a Vice President of the Company shall so act. The Vice Presidents shall have such other powers and duties as from time to time may be designated in this Agreement or assigned to him by the Member or the Board.

(j)                                    Powers and Duties of the Chief Financial Officer. The Chief Financial Officer, if any, shall have responsibility for the general executive charge, management and control of the financial affairs and business of the Company and, jointly with the Treasurer (if one shall be appointed), shall have custody and control of all the funds and securities of the Company, and he shall have such other powers and duties as from time to time may be designated in this Agreement or assigned to him by the Member or the Board. He shall perform all acts incident to the position of Chief Financial Officer, subject to the control of the Chief Executive Officer and the Member or the Board; and he shall, if required by the Member or the Board, give such bond for the faithful discharge of his duties in such form as the Member or the Board may require.

(k)                                 Powers and Duties of the Chief Operating Officer. The Chief Operating Officer, if any, shall have responsibility for the operations of the Company, and he shall have such other powers and duties as from time to time may be designated in this Agreement or assigned to him by the Member or the Board. He shall perform all acts incident to the position of Chief Operating Officer, subject to the control of the Chief Executive Officer and the Member or the Board; and he shall, if required by the Member or the Board, give such bond for the faithful discharge of his duties in such form as the Member or the Board may require.

(l)                                     Treasurer. The Treasurer, if any, jointly with the Chief Financial Officer (if one shall be appointed), shall have responsibility for the custody and control of all the funds and securities of the Company, and he shall have such other powers and duties as from time to time may be designated in this Agreement or assigned to him by the Member or the Board. He shall perform all acts incident to the position of Treasurer, subject to the control of the Chief Executive Officer and the Member or the Board; and he shall, if required by the Member or the Board, give such bond for the faithful discharge of his duties in such form as the Member or the Board may require.

(m)                             Assistant Treasurers. Each Assistant Treasurer, if any, shall have the usual powers and duties pertaining to his office, together with such other powers and duties as from time to time may be designated in this Agreement or assigned to him by the Chief Executive Officer or the Member or the Board. The Assistant Treasurers shall exercise the powers of the Treasurer during that officer’s absence or inability or refusal to act.

(n)                                 Secretary. The Secretary shall keep the minutes of all actions or consents by the Member or the Board, in books provided for that purpose; he shall attend to the giving and serving of all notices; he may in the name of the Company affix the seal of the Company (if any) to all contracts of the Company and attest the affixation of the seal of the Company thereto; he may sign with the other appointed officers all certificates for membership interests of the Company; he shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Member or the Board may direct, all of which shall at all reasonable times be open to inspection of any director upon application at the office of the Company during business hours; he shall have such other powers and duties as from time to time may be designated in this Agreement or assigned to him by the Member or the Board; and he shall in general perform all acts incident to the office of Secretary, subject to the control of the Chief Executive Officer and the Member or the Board.

(o)                                 Assistant Secretaries. Each Assistant Secretary, if any, shall have the usual powers and duties pertaining to his office, together with such other powers and duties as from time to time may be designated in this Agreement or assigned to him by the Chief Executive Officer or the Member or the Board. The Assistant Secretaries shall exercise the powers of the Secretary during that officer’s absence or inability or refusal to act.

(p)                                 Action with Respect to Securities and Interests of Other Corporations. Unless otherwise directed by the Member or the Board, the Chief Executive Officer, the President and each Vice President shall have power to vote and otherwise act on behalf of the Company, in person or by proxy, at any meeting of holders of voting securities or interests held by the Company of or with respect to any action of holders of voting securities or interests of any other corporation or other entity in which the Company may hold securities and otherwise to exercise any and all rights and powers which this Company may possess by reason of its ownership of or voting securities or interest in such other corporation or other entity.

Section 5.5                                   Other Activities. Neither this Agreement nor any principle of law or equity shall preclude or limit, in any respect, the right of the Member to engage in or derive profit or compensation from any other activities or investments.

ARTICLE VI
INDEMNIFICATION

Section 6.1                                   Indemnification by the Company. The Company shall indemnify any person who was, is, or is threatened to be made a party to a Proceeding (as hereinafter defined) by reason of the fact that he or she (a) is or was a member, Director or officer of the Company or an officer, director, stockholder, manager, member or partner of the Member (each an “Indemnified  Person”) or, (b) while an Indemnified Person, is or was serving at the request of the Company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise (a “Subject Enterprise”), to the fullest extent permitted under the DLLCA, as the same now exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any Indemnified Person while this Article VI is in effect. Any repeal or amendment of this Article VI shall be prospective only and shall not limit the rights of any such Indemnified Person, or the obligations of the Company with respect to any claim arising from or related to the services of such person in any of the foregoing capacities prior to any such repeal or amendment to this Article VI. Such right shall include the right to be reimbursed by the Company for expenses incurred in investigating or defending any such proceeding in advance of its final disposition to the maximum extent permitted under the DLLCA, as the same now exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Company within sixty (60) days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense is not permitted under the DLLCA, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its members, Directors or any committee thereof, independent legal counsel or officers) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Company (including its members, Directors or any committee thereof, independent legal counsel or officers) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, resolution of the Member, Directors or officers or the Board, agreement, or otherwise.

Section 6.2                                   Additional Indemnification. The Company may additionally indemnify any employee or agent of the Company to the fullest extent permitted by law.

Section 6.3                                   Definition of “Proceeding”. As used herein, the term “Proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

Section 6.4                                   Subrogation. In the event the Company shall be obligated to indemnify any Indemnified Person pursuant to clause (a) of the first sentence of Section 6.1, the Company shall be subrogated to all rights of such Indemnified Person against, or otherwise to receive indemnification from, each Subject Enterprise with respect to or on account of the Proceeding giving rise to the Company’s obligation to indemnify such Indemnified Person pursuant to clause (b) of the first sentence of Section 6.1, including without limitation any and all rights of such Indemnified Person to indemnification from such Subject Enterprise under the articles or certificate of incorporation, bylaws, regulations, limited liability company agreement, partnership agreement or other organizational documents of such Subject Enterprise or any agreement between such Indemnified Person and such Subject Enterprise.

ARTICLE VII
ASSIGNMENT OF MEMBERSHIP INTERESTS

The Member may assign all or any portion of such Member’s interest in the Company at any time. Upon any such assignment, the assignee shall succeed to the rights and obligations of the Member in respect of its interests in the Company so transferred and (a) upon the assignment of 100% of the outstanding interest in the Company held by a single member to one or more assignees, each such assignee shall become a member of the Company; (b) upon any other assignment of an interest in the Company, such assignee shall become a member in the Company upon the consent of all members other than the assigning member or, if the assigning member shall be the sole member immediately prior to such assignment, upon the consent of such assigning member. Notwithstanding anything to the contrary contained herein, no such transfer of a Member’s interest in the Company shall operate to dissolve the Company.

ARTICLE VIII
RESIGNATION

The Member may not resign from the Company except upon an assignment by a member of its interest in the Company pursuant to clause (a) of the second sentence of Article VII, in which case such Member may resign at any time upon or after the effectiveness of such assignment.

ARTICLE IX
DISSOLUTION AND LIQUIDATION

Section 9.1                                   Dissolution. The Company shall be dissolved upon the occurrence of any dissolution event specified in the DLLCA; provided, that notwithstanding the foregoing, the Company shall not dissolve upon the occurrence of any of the events described in Section 18-801(a)(4) of the DLLCA (including, without limitation, the death or bankruptcy of the Member).

Section 9.2                                   Effect of Dissolution. Upon dissolution, the Company shall cease carrying on its business but shall not terminate until the winding up of the affairs of the Company is completed, the assets of the Company shall have been distributed as provided below and a Certificate of Cancellation of the Company under the DLLCA has been filed in the office of the Secretary of State of the State of Delaware.

Section 9.3                                   Liquidation Upon Dissolution. Upon the dissolution of the Company, sole and plenary authority to effectuate the liquidation of the assets of the Company shall be vested in the Member or the Board, which shall have full power and authority to sell, assign and encumber any and all of the Company’s assets and to wind up and liquidate the affairs of the Company in an orderly and business-like manner. The proceeds of liquidation of the assets of the Company distributable upon a dissolution and winding up of the Company shall be applied in the following order of priority:

(a)                                 first, to the creditors of the Company, including creditors who are members, in the order of priority provided by law, in satisfaction of all liabilities and obligations of the Company (of any nature whatsoever, including, without limitation, fixed or contingent, matured or unmatured, legal or equitable, secured or unsecured), whether by payment or the making of reasonable provision for payment thereof; and

(b)                                 thereafter, to the Member in proportion to its percentage interest in the Company.

Section 9.4                                   Winding Up and Certificate of Cancellation. The winding up of the Company shall be completed when all of its debts, liabilities and obligations have been paid and discharged or reasonably adequate provision therefor has been made, and all of the remaining property and assets of the Company have been distributed to the Member. Upon the completion of the winding up of the Company, a Certificate of Cancellation of the Company shall be filed in the office of the Secretary of State of the State of Delaware.

ARTICLE X
AMENDMENT

This Agreement may be amended or modified only by a written instrument executed by the members holding a majority of the outstanding interest in the Company. In addition, the terms or conditions hereof may be waived by a written instrument executed by the party waiving compliance.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the undersigned intending to be legally bound hereby, has duly executed this Limited Liability Company Agreement as of the date first written above.

ETC COMPRESSION, LLC

/s/ William J. Healy
Name:	William J. Healy
Title:	Associate General Counsel & Assistant Secretary

Signature Page

CDM Environmental & Technical Services LLC